Exhibit 10.24

Summary of Line of Credit Loan Agreement

[Unofficial Translation]

Parties:

Industrial Bank Co., Ltd., Tianjin Branch (“Industrial Bank”)

Tianjin Shengkai Industrial Technology Development Co., Ltd.(“Shengkai”)

Date:

December 10, 2009

Material Terms:

Shengkai and Industrial Bank entered into a line of credit loan agreement (“LOC Agreement”) with a valid period of December 10, 2009 to October 22, 2010. The maximum amount Shengkai may draw down on the line of credit is RMB 1,500,000 in the form of a short-term cash flow loan at an interest rate of no lower than 110% of the base interest rate or in the form of a bank acceptance draft. Industrial Bank may unilaterally change the maximum amount available under the line of credit and the term of the line of credit. Industrial Bank may accelerate the payment of loan upon the failure of Shengkai to fulfill any of its contractual obligations. The line of credit loan is secured by properties owned by Shengkai and the personal properties and income of Wang Chen and Guo Wei through a mortgage agreement and two personal guarantees.